Exhibit 99.1

ServBanc Holdco, Inc. and IF Bancorp, Inc. Announce Agreement to Merge

Thursday, October 30, 2025

OSWEGO, IL and WATSEKA, IL–(BUSINESS WIRE) – ServBanc Holdco, Inc. (“ServBanc Holdco”), the holding company for Servbank, National Association (“Servbank”) and IF Bancorp, Inc. (NASDAQ: IROQ) (“IF Bancorp”), the holding company for Iroquois Federal Savings and Loan Association (“Iroquois Federal”), today jointly announced that they have entered into a definitive agreement whereby ServBanc Holdco and Servbank will acquire IF Bancorp and Iroquois Federal, respectively. Servbank is a banking institution with Illinois roots and a national reach. With this transaction, Servbank is strategically expanding its franchise into central Illinois.

IF Bancorp’s shareholders will receive approximately $89.8 million, or $27.20 per share, in cash for each share of IF Bancorp common stock, subject to certain potential adjustments described in the definitive agreement. The transaction has been unanimously approved by the boards of directors of both ServBanc Holdco and IF Bancorp and is subject to regulatory approval, IF Bancorp shareholder approval and other conditions set forth in the definitive agreement. The transaction is expected to close in the first quarter of 2026.

Stavros Papastavrou, Chairman of ServBanc Holdco and Servbank commented, “The combination of two storied franchises in Servbank and Iroquois Federal presents compelling opportunities for our communities, customers, employees and shareholders. On behalf of our entire team, we are excited to welcome the Iroquois colleagues to the Servbank family.”

Donald Satiroff, Chief Executive Officer of Servbank further stated, “We are extremely excited to work alongside the Iroquois team and to be part of Iroquois’ continued success in the communities that it serves. We intend to honor Iroquois’ emphasis on providing exceptional levels of service to its customers, strengthening Iroquois’ current relationships, and developing new ones.”

Walter H. “Chip” Hasselbring, III, Chairman and Chief Executive Officer of IF Bancorp and Iroquois Federal, commented, “We recognize the great opportunity this strategic affiliation with Servbank provides for our clients, customers, communities and employees while satisfying our responsibilities to current shareholders. Servbank’s mission aligns with our values by creating excellence, the highest quality experience and innovative solutions going forward.” Hasselbring continues “the technology of banking today requires investment in systems to bring this quality service. We are excited about the Servbank platform.”

Further, given the announcement of this transaction with ServBanc Holdco, IF Bancorp today announced the indefinite postponement of its 2025 annual shareholder meeting. IF Bancorp does not anticipate convening its 2025 annual shareholder meeting if the merger is completed as currently contemplated.

Performance Trust Capital Partners, LLC served as financial advisor and Hunton Andrews Kurth LLP served as legal counsel to ServBanc Holdco, Inc. Keefe Bruyette & Woods, Inc., a Stifel Company, served as financial advisor and Luse Gorman, PC served as legal counsel to IF Bancorp, Inc.

About ServBanc Holdco, Inc.

ServBanc Holdco, Inc. is an Arizona corporation and registered bank holding company for Servbank, National Association. Servbank, National Association was originally founded in 1994 and conducts its operations from its headquarters in Oswego, Illinois. More information about Servbank, National Association is available at https://servbank.com/.

About IF Bancorp, Inc.

IF Bancorp, Inc. is the savings and loan holding company for Iroquois Federal Savings and Loan Association. Iroquois Federal, originally chartered in 1883 and headquartered in Watseka, Illinois, conducts its operations from seven full-service banking offices located in Watseka, Danville, Clifton, Hoopeston, Savoy, Bourbonnais, and Champaign, Illinois and a loan production office in Osage Beach, Missouri.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often, but not always, include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include and the other factors detailed from time to time in IF Bancorp’s reports filed with the Securities and Exchange Commission, including those described in its Forms 10-K and the following: delays in completing or the inability to complete the merger, including delays in obtaining or the inability to obtain regulatory or shareholder approval, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Servbank and Iroquois Federal, the reaction of the companies’ customers, employees and counterparties to the transaction, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which ServBanc Holdco and IF Bancorp are engaged, the effects of any shutdown of the federal government, or changes in the securities markets and other risks and uncertainties. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Neither ServBanc Holdco nor IF Bancorp undertakes, and each specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law. All forward-looking statements, express or implied, included in the press release are qualified in their entirety by this cautionary statement.

Additional Information

In connection with the proposed merger, IF Bancorp will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Shareholders of IF Bancorp are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. In addition to the proxy statement being mailed to shareholders of IF Bancorp, shareholders of IF Bancorp will also be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (www.sec.gov), on the IF Bancorp investor relations website (ifbancorp.q4ir.com), or by directing a request to:

Ashtyn Barrett

Corporate Secretary

IF Bancorp, Inc.

201 East Cherry Street

Watseka, IL 60970

The information available through IF Bancorp’s investor relations website is not and shall not be deemed part of this press release or incorporated by reference into other filings that IF Bancorp makes with the Securities and Exchange Commission.

IF Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IF Bancorp in connection with the proposed transaction. Information about the directors and executive officers of IF Bancorp is set forth in IF Bancorp’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 11, 2025, and in the amendment to its Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 28, 2025. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.